     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1998


                                                      REGISTRATION NO. 333-56099

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MAXTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3572                          77-0123732
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION NUMBER)            IDENTIFICATION NO.)

                              510 COTTONWOOD DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 432-1700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               MICHAEL R. CANNON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MAXTOR CORPORATION
                              510 COTTONWOOD DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 432-1700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             GREGORY M. GALLO, ESQ.                            ALAN L. BELLER, ESQ.
            DIANE HOLT FRANKLE, ESQ.                          RAYMOND B. CHECK, ESQ.
           JOSEPH B. HERSHENSON, ESQ.                   CLEARY, GOTTLIEB, STEEN & HAMILTON
        GRAY CARY WARE & FREIDENRICH LLP                        ONE LIBERTY PLAZA
              400 HAMILTON AVENUE                            NEW YORK, NEW YORK 10006
        PALO ALTO, CALIFORNIA 94301-1825                          (212) 225-2000
                 (650) 328-6561

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     Amendment No. 1 is being filed solely for the purpose of making certain changes to Part II of the Registration Statement and filing certain exhibits to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale of the Common Stock being registered. The Company is paying all of the expenses incurred on behalf of the Selling Stockholder (other than underwriting discounts and commissions). All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                              AMOUNT TO BE
                                                                  PAID
                                                              ------------
Registration fee............................................    $198,276
NASD filing fee.............................................      30,500
Nasdaq National Market application fee......................           *
Blue sky qualification fees and expenses....................      10,000
Printing and engraving expenses.............................     102,000
Legal fees and expenses.....................................           *
Accounting fees and expenses................................     225,000
Transfer agent and registrar fees...........................       8,000
Miscellaneous expenses......................................           *
                                                                --------
Total.......................................................    $      *
                                                                ========

---------------
  * To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements with its directors, officers and certain employees which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

     These indemnification provisions and the indemnification agreement to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Underwriting Agreements filed as Exhibit 1.1 to this Registration Statement provide for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since January 1994, the Company has sold and issued the following unregistered securities:

          (a) In February 1994, the Company sold an aggregate of 19,480,000 shares of the Company's Series A Common Stock to four Hyundai affiliated entities. The purchase price in this transaction was $7.70 per share of Series A Common Stock, resulting in aggregate proceeds of approximately $150 million.

          (b) [In January 1996, upon the merger of HEA with Maxtor, following assignment by Purchaser to HEA all pre-merger issued and outstanding shares of Maxtor were canceled and the Company issued 300 shares of Common Stock to HEI.]

          (c) In June 1996, the Company entered into an exchange agreement with HEA whereby HEA exchanged 300 shares of Common Stock for 58,208,955 shares of Series A Preferred Stock, $.001 par value.

          (d) In December 1997, the Company and HEA entered into a Debt Payment and Stock Purchase Agreement pursuant to which the Company issued 29,850,746 shares of the Company's Series A Preferred Stock to HEA as payment for the cancellation of $200 million owed to HEA by the Company. The price in this transaction was $6.70 per share of Series A Preferred Stock.

          (e) From December 1997 through March 1998, pursuant to the Plan, the Company issued an aggregate of 7,563 shares of the Common Stock to four stockholders for an aggregate of $45,375 and issued options to purchase an
     aggregate of                shares of Common Stock with an exercise price
     equal to the fair market value on the date of grant as determined by the
     Board to      optionholders.

     There were no underwriters employed in connection with any of the transactions set forth in Item 15.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of Prospectus included herein.

     The issuances described in Items 15(a) through 15(d) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. Certain issuances described in Item 15(e) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
      1.1         Form of U.S. Underwriting Agreement.++
      1.2         Form of International Underwriting Agreement.++
      3.1         Amended and Restated Certificate of Incorporation of
                  Registrant dated June 6, 1996.+
      3.2         Amended and Restated Certificate of Incorporation of
                  Registrant dated           , 1998.++
      3.3         Amended and Restated Bylaws of Registrant dated June 6,
                  1996.+
      3.4         Amended and Restated bylaws of Registrant dated           ,
                  1998.++
      4.1         Specimen certificate representing the Common Stock.++
      4.2         Stockholder Agreement.++
      5.1         Opinion of Gray Cary Ware & Freidenrich LLP.++
     10.1         Form of Indemnification Agreement between Registrant and
                  Registrant's directors and officers.+
     10.2         Indenture dated as of March 1, 1987 between Registrant and
                  Security Pacific National Bank, as Trustee.+

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     10.3  (1)    Grant Agreement dated 25 October 1990 between the Industrial
                  Development Authority, Maxtor Ireland Limited and
                  Registrant.
     10.4  (3)    Security Agreement between Registrant and the CIT
                  Group/Equipment Financing, Inc., dated September 18, 1992.
     10.5  (3)    Deed of Priorities among Maxtor (Hong Kong) Limited,
                  Registrant and General Electric Capital Corporation, dated
                  September 25, 1992.
     10.6  (3)    Lease among Dares Developments (Woking) Limited, Maxtor
                  Europe Limited and Registrant, dated October 1992.
     10.7  (2)    Stock Purchase and Asset Acquisition Agreement among David
                  A. Eeg, Gene E. Bowles, Jr., CP Acquisition, L.P. No. 4A, CP
                  Acquisition, L.P. No. 4B, Capital Partners, Inc., FGS, Inc.,
                  Registrant, Storage Dimensions, Inc. and SDI Acquisition
                  Corporation, dated December 4, 1992.
     10.10 (5)    Lease Agreement for Premises Located at 1821 Lefthand
                  Circle, Suite D, between Registrant and Pratt Land Limited
                  Liability Company, dated October 19, 1994.
     10.11 (5)    Lease Agreement for Premises Located at 1841 Lefthand Circle
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.12 (5)    Lease Agreement for Premises Located at 1851 Lefthand Circle
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.13 (5)    Lease Agreement for Premises Located at 2121 Miller Drive
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.14 (5)    Lease Agreement for Premises Located at 2190 Miller Drive
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.15 (6)    Lease Agreement by and between 345 Partnership and
                  Registrant, dated February 24, 1995.
     10.16 (6)    Lease Agreement for Premises Located at 1900 Pike Road,
                  Suite A Longmont, CO, between Registrant as Tenant and Pratt
                  Land Limited Liability Company as Landlord, dated February
                  24, 1995.
     10.17 (6)    Lease Agreement for Premises Located at 2040 Miller Drive
                  Suite A, B, & C between Registrant as Tenant and Pratt Land
                  Limited Liability Company as Landlord, dated February 24,
                  1995.
     10.18 (6)    Manufacturing and Purchase Agreement by and Between
                  Registrant and Hyundai Electronics Industries Co., Ltd.,
                  dated April 27, 1995.
     10.19 (6)    Lease Agreement for Premises Located at 2040 Miller Drive,
                  Suites D, E, & F, Longmont, CO, between Registrant as Tenant and Pratt Management Company, LLC as Landlord.
     10.20 (7)    Memorandum of Understanding concerning Guarantee by Hyundai
                  Electronics Co., Ltd. of Credit Facility for Registrant,
                  dated July 17, 1995.
     10.21 (7)    Waiver to Financing Agreement among Registrant and The CIT
                  Group/Business Credit, Inc., dated August 2, 1995.
     10.22 (9)    Credit Agreement among Registrant and The Initial Lenders
                  and the Issuing Bank and Citibank, N.A., dated August 31,
                  1995.
     10.23 (9)    The Guaranty and Recourse Agreement among Registrant and
                  Hyundai Electronics Industries Co., Ltd., dated August 31,
                  1995.
     10.24 (9)    Waiver to Financing Agreement among Registrant and the CIT
                  Group/Business Credit, Inc., and Assignment Agreement among
                  Registrant, the CIT Group/Business Credit, Inc., and Finova
                  Capital Corporation, dated October 11, 1995.
     10.25 (9)    Amendment to the Financing Agreement among Registrant and
                  the CIT Group/ Business Credit, Inc., dated October 17,
                  1995.
     10.26 (10)   First Supplemental Indenture, dated as of January 11, 1996, between Registrant and State Street Bank and Trust Company.

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     10.27 (10)   Credit Agreement, dated as of December 29, 1995 between
                  Registrant and Hyundai Electronics America.
     10.28 (12)   Maxtor Corporation 1996 Stock Option Plan.**
     10.29 (12)   Intercompany Loan Agreement, dated as of April 10, 1996,
                  between Registrant and Hyundai Electronics America.
     10.30 (12)   Receivables Purchase and Sale Agreement, dated as of March
                  30, 1996, among Registrant and Corporate Receivables
                  Corporation and Citicorp North America, Incorporated.
     10.31 (11)   Recapitalization Agreement among the Registrant,
                  International Manufacturing Services, Incorporated and
                  certain investors, dated as of May 21, 1996.
     10.32 (11)   Redemption Agreement between Registrant and International
                  Manufacturing Services, Incorporated, dated as of May 21,
                  1996.
     10.33 (11)   Manufacturing Services Agreement between Registrant and
                  International Manufacturing Services, Incorporated, dated
                  June 13, 1996.*
     10.34 (12)   Credit Facility, dated as of July 31, 1996, between
                  Registrant and Hyundai Electronics America.
     10.35 (13)   Exchange Agreement effective June 18, 1996, between Maxtor
                  Corporation and Hyundai Electronics America.
     10.36 (14)   364-Day Credit Agreement, dated August 29, 1996, among
                  Registrant, Citibank, N.A., and Syndicate Banks.
     10.37 (14)   Credit Agreement, dated August 29, 1996, among Registrant,
                  Citibank, N.A., and Syndicate Banks.
     10.38 (15)   Employment Agreement between Michael R. Cannon and
                  Registrant, dated June 17, 1996.**
     10.39 (15)   Employment Agreement between Paul J. Tufano and Registrant, dated July 12, 1996.**
     10.40 (15)   Employment Agreement between William Roach and Registrant, dated December 13, 1996.**
     10.41 (16)   Intercompany Loan Agreement, dated as of April 10, 1997,
                  between Registrant and Hyundai Electronics America.
     10.42 (17)   Debt Payment and Stock Purchase Agreement, dated as of
                  December 12, 1997, between Registrant and Hyundai
                  Electronics America.
     10.43 (17)   Amendment to August 29, 1996 364-Day Credit Agreement, dated
                  August 27, 1997, among Registrant, Citibank, N.A. and
                  Syndicate Banks.
     10.44        Employment Agreement between Philip Duncan and Registrant
                  dated July 15, 1996.**+
     10.45        Receivables Purchase and Sale Agreement dated as of April 8,
                  1998, among Maxtor Receivables Corporation, Registrant,
                  Corporate Receivables Corporation, Citicorp North America
                  and Bankers Trust Company.+
     10.46        Intercompany Loan Agreement dated as of April 10, 1998,
                  between Hyundai Electronics America and Registrant.+
     10.47        Credit Agreement between Bank of America and Registrant
                  dated December 26, 1996.+
     10.48        Employment Agreement between K.H. Teh and Registrant, dated
                  March 23, 1997.**+
     10.49        Lease Agreement between Milpitas Oak Creek Delaware, Inc.
                  and Registrant dated as of February 23, 1998.+
     10.50        Sublease Agreement, dated as of April 1, 1998, between
                  Registrant and Sony Electronics, Inc.++

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     10.51        Business Agreement dated as of April 30, 1998, between
                  Registrant and Texas Instruments Incorporated.*
     10.52        Volume Purchase Agreement dated as of January 1, 1998,
                  between Registrant and Lucent Technologies, Inc.*
     10.53        Land Lease between Housing Development Board and Maxtor
                  Singapore Limited dated as of March 28, 1991.+
     10.54        R/3 Software End-User Value License Agreement between SAP
                  Korea Ltd. and Hyundai Information Technology Co. Ltd. dated as of June 30, 1996.+
     10.55        Sublicense Agreement between Hyundai Electronics Industries
                  Co., Ltd., and Maxtor Corporation dated as of January 1,
                  1996.+
     10.56        Tax Allocation Agreement dated as of July 21, 1995 among
                  Hyundai Electronics America, registrant and certain other
                  subsidiaries.+
     10.57 (8)    Agreement and Plan of Merger dated November 2, 1995 between
                  Registrant, Hyundai Electronics America and Hyundai
                  Acquisition, Inc.
     10.58        Tax Indemnification Agreement and Amendment to Tax
                  Allocation Agreement dated           , 1998.++
     10.59        Indemnity Agreement between HEI and Registrant dated
                            , 1998.++
     10.60        License Agreement between Registrant and HEI dated
                            , 1998.++
     10.61 (3)    Stock Purchase Agreement between Registrant and Hyundai
                  Electronics Industries Co., Ltd., Hyundai Heavy Industries
                  Co., Ltd., Hyundai Corporation, and Hyundai Merchant Marine
                  Co., Ltd., dated September 10, 1993.
     10.62        Purchase Agreement between Registrant and MMC.++
     10.63        1998 Restricted 1998 Stock Plan.++**
     10.64        Form of Change of Control Agreement.++**
     10.65        Amended and Restated 1996 Stock Option Plan.++**
     21.1         Subsidiaries of Registrant.+
     23.1         Consent of Coopers & Lybrand L.L.P., Independent
                  Accountants.+
     23.2         Consent of Ernst & Young LLP, Independent Auditors.+
     23.3         Consent of Gray Cary Ware & Freidenrich, LLP.+
     24.1         Power of Attorney (included on signature page).+
     27.1         Financial Data Schedule (EDGAR filed version only).+


---------------


  * This Exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.


 **  Management contract, or compensatory plan or arrangement

  +  Previously filed.

 ++  To be filed by amendment.

 (1) Incorporated by reference to exhibits to Annual Report on Form 10-K effective June 25, 1992.

 (2) Incorporated by reference to exhibits of Form 8-K filed January 8, 1993

 (3) Incorporated by reference to exhibits to Annual Report on Form 10-K effective May 27, 1993

 (4) [Incorporated by reference to exhibits of Form 10-Q filed February 7, 1994]

 (5) Incorporated by reference to exhibits of Form 10-Q filed February 7, 1995

 (6) Incorporated by reference to exhibits to Annual Report on Form 10-K effective June 23, 1995

 (7) Incorporated by reference to exhibits of Form 10-Q filed August 14, 1995

 (8) Incorporated by reference to exhibit III of Schedule 14D-9 filed November 9, 1995

 (9) Incorporated by reference to exhibits of Form 10-Q filed November 14, 1996

(10) Incorporated by reference to exhibits of Form 10-Q filed February 14, 1996

(11) Incorporated by reference to exhibits of Form 8-K filed June 28, 1996

(12) Incorporated by reference to exhibits of Form 10-K filed July 1, 1996

(13) Incorporated by reference to exhibits of Form 10-Q filed August 13, 1996

(14) Incorporated by reference to exhibits of Form 8-K filed September 13, 1996

(15) Incorporated by reference to exhibits of Form 10-K filed March 26, 1997

(16) Incorporated by reference to exhibits of Form 10-Q filed May 12, 1997

(17) Incorporated by reference to exhibits of Form 10-K filed April 10, 1998

     (b) FINANCIAL STATEMENT SCHEDULES

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, County of Santa Clara, State of California, on the 11th day of June 1998.


                                          MAXTOR CORPORATION

                                          By:     /s/ MICHAEL R. CANNON
                                            ------------------------------------
                                            Michael R. Cannon
                                            President and Chief Executive
                                              Officer
                                            (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

               /s/ DR. CHONG SUP PARK*                        Chairman of the Board          June 11, 1998
-----------------------------------------------------
                 Dr. Chong Sup Park

                /s/ MICHAEL R. CANNON                       President, Chief Executive       June 11, 1998
-----------------------------------------------------          Officer and Director
                  Michael R. Cannon

                 /s/ PAUL J. TUFANO*                      Vice President, Finance, Chief     June 11, 1998
-----------------------------------------------------    Financial Officer and Principal
                   Paul J. Tufano                               Accounting Officer

                /s/ CHANG SEE CHUNG*                                 Director                June 11, 1998
-----------------------------------------------------
                   Chang See Chung

                  /s/ CHARLES HILL*                                  Director                June 11, 1998
-----------------------------------------------------
                    Charles Hill

               /s/ CHARLES F. CHRIST*                                Director                June 11, 1998
-----------------------------------------------------
                  Charles F. Christ

                    /s/ Y.H. KIM*                                    Director                June 11, 1998
-----------------------------------------------------
                      Y.H. Kim

                 /s/ PHILIP S. PAUL*                                 Director                June 11, 1998
-----------------------------------------------------
                   Philip S. Paul

             *By: /s/ MICHAEL R. CANNON                                                      June 11, 1998
  ------------------------------------------------
                  Michael R. Cannon
                 (Attorney-in-fact)

                               MAXTOR CORPORATION

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                 (IN THOUSANDS)

                                                             ADDITIONS CHARGED
                                           BALANCE AT             TO COST          DEDUCTIONS/      BALANCE AT
            PERIOD ENDED               BEGINNING OF PERIOD     AND EXPENSES      (RECOVERIES(1))   END OF PERIOD
            ------------               -------------------   -----------------   ---------------   -------------
March 30, 1996.......................        $3,850               $1,232             $ (114)          $5,196
December 28, 1996....................        $5,196               $1,355             $1,296           $5,255
December 27, 1997....................        $5,255               $1,000             $2,682           $3,573

---------------
(1) Uncollectible accounts written off, net of recoveries.

                                   EXHIBIT INDEX


     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
      1.1         Form of U.S. Underwriting Agreement.++
      1.2         Form of International Underwriting Agreement.++
      3.1         Amended and Restated Certificate of Incorporation of
                  Registrant dated June 6, 1996.+
      3.2         Amended and Restated Certificate of Incorporation of
                  Registrant dated           , 1998.++
      3.3         Amended and Restated Bylaws of Registrant dated June 6,
                  1996.+
      3.4         Amended and Restated bylaws of Registrant dated           ,
                  1998.++
      4.1         Specimen certificate representing the Common Stock.++
      4.2         Stockholder Agreement.++
      5.1         Opinion of Gray Cary Ware & Freidenrich LLP.++
     10.1         Form of Indemnification Agreement between Registrant and
                  Registrant's directors and officers.+
     10.2         Indenture dated as of March 1, 1987 between Registrant and
                  Security Pacific National Bank, as Trustee.+
     10.3  (1)    Grant Agreement dated 25 October 1990 between the Industrial
                  Development Authority, Maxtor Ireland Limited and
                  Registrant.
     10.4  (3)    Security Agreement between Registrant and the CIT
                  Group/Equipment Financing, Inc., dated September 18, 1992.
     10.5  (3)    Deed of Priorities among Maxtor (Hong Kong) Limited,
                  Registrant and General Electric Capital Corporation, dated
                  September 25, 1992.
     10.6  (3)    Lease among Dares Developments (Woking) Limited, Maxtor
                  Europe Limited and Registrant, dated October 1992.
     10.7  (2)    Stock Purchase and Asset Acquisition Agreement among David
                  A. Eeg, Gene E. Bowles, Jr., CP Acquisition, L.P. No. 4A, CP
                  Acquisition, L.P. No. 4B, Capital Partners, Inc., FGS, Inc.,
                  Registrant, Storage Dimensions, Inc. and SDI Acquisition
                  Corporation, dated December 4, 1992.
     10.10 (5)    Lease Agreement for Premises Located at 1821 Lefthand
                  Circle, Suite D, between Registrant and Pratt Land Limited
                  Liability Company, dated October 19, 1994.
     10.11 (5)    Lease Agreement for Premises Located at 1841 Lefthand Circle
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.12 (5)    Lease Agreement for Premises Located at 1851 Lefthand Circle
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.13 (5)    Lease Agreement for Premises Located at 2121 Miller Drive
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.14 (5)    Lease Agreement for Premises Located at 2190 Miller Drive
                  between Registrant and Pratt Land Limited Liability Company, dated October 19, 1994.
     10.15 (6)    Lease Agreement by and between 345 Partnership and
                  Registrant, dated February 24, 1995.
     10.16 (6)    Lease Agreement for Premises Located at 1900 Pike Road,
                  Suite A Longmont, CO, between Registrant as Tenant and Pratt
                  Land Limited Liability Company as Landlord, dated February
                  24, 1995.
     10.17 (6)    Lease Agreement for Premises Located at 2040 Miller Drive
                  Suite A, B, & C between Registrant as Tenant and Pratt Land
                  Limited Liability Company as Landlord, dated February 24,
                  1995.
     10.18 (6)    Manufacturing and Purchase Agreement by and Between
                  Registrant and Hyundai Electronics Industries Co., Ltd.,
                  dated April 27, 1995.

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     10.19 (6)    Lease Agreement for Premises Located at 2040 Miller Drive,
                  Suites D, E, & F, Longmont, CO, between Registrant as Tenant and Pratt Management Company, LLC as Landlord.
     10.20 (7)    Memorandum of Understanding concerning Guarantee by Hyundai
                  Electronics Co., Ltd. of Credit Facility for Registrant,
                  dated July 17, 1995.
     10.21 (7)    Waiver to Financing Agreement among Registrant and The CIT
                  Group/Business Credit, Inc., dated August 2, 1995.
     10.22 (9)    Credit Agreement among Registrant and The Initial Lenders
                  and the Issuing Bank and Citibank, N.A., dated August 31,
                  1995.
     10.23 (9)    The Guaranty and Recourse Agreement among Registrant and
                  Hyundai Electronics Industries Co., Ltd., dated August 31,
                  1995.
     10.24 (9)    Waiver to Financing Agreement among Registrant and the CIT
                  Group/Business Credit, Inc., and Assignment Agreement among
                  Registrant, the CIT Group/Business Credit, Inc., and Finova
                  Capital Corporation, dated October 11, 1995.
     10.25 (9)    Amendment to the Financing Agreement among Registrant and
                  the CIT Group/ Business Credit, Inc., dated October 17,
                  1995.
     10.26 (10)   First Supplemental Indenture, dated as of January 11, 1996, between Registrant and State Street Bank and Trust Company.
     10.27 (10)   Credit Agreement, dated as of December 29, 1995 between
                  Registrant and Hyundai Electronics America.
     10.28 (12)   Maxtor Corporation 1996 Stock Option Plan.**
     10.29 (12)   Intercompany Loan Agreement, dated as of April 10, 1996,
                  between Registrant and Hyundai Electronics America.
     10.30 (12)   Receivables Purchase and Sale Agreement, dated as of March
                  30, 1996, among Registrant and Corporate Receivables
                  Corporation and Citicorp North America, Incorporated.
     10.31 (11)   Recapitalization Agreement among the Registrant,
                  International Manufacturing Services, Incorporated and
                  certain investors, dated as of May 21, 1996.
     10.32 (11)   Redemption Agreement between Registrant and International
                  Manufacturing Services, Incorporated, dated as of May 21,
                  1996.
     10.33 (11)   Manufacturing Services Agreement between Registrant and
                  International Manufacturing Services, Incorporated, dated
                  June 13, 1996.
     10.34 (12)   Credit Facility, dated as of July 31, 1996, between
                  Registrant and Hyundai Electronics America.
     10.35 (13)   Exchange Agreement effective June 18, 1996, between Maxtor
                  Corporation and Hyundai Electronics America.
     10.36 (14)   364-Day Credit Agreement, dated August 29, 1996, among
                  Registrant, Citibank, N.A., and Syndicate Banks.
     10.37 (14)   Credit Agreement, dated August 29, 1996, among Registrant,
                  Citibank, N.A., and Syndicate Banks.
     10.38 (15)   Employment Agreement between Michael R. Cannon and
                  Registrant, dated June 17, 1996.**
     10.39 (15)   Employment Agreement between Paul J. Tufano and Registrant, dated July 12, 1996.**
     10.40 (15)   Employment Agreement between William Roach and Registrant, dated December 13, 1996.**
     10.41 (16)   Intercompany Loan Agreement, dated as of April 10, 1997,
                  between Registrant and Hyundai Electronics America.

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     10.42 (17)   Debt Payment and Stock Purchase Agreement, dated as of
                  December 12, 1997, between Registrant and Hyundai
                  Electronics America.
     10.43 (17)   Amendment to August 29, 1996 364-Day Credit Agreement, dated
                  August 27, 1997, among Registrant, Citibank, N.A. and
                  Syndicate Banks.
     10.44        Employment Agreement between Philip Duncan and Registrant
                  dated July 15, 1996.**+
     10.45        Receivables Purchase and Sale Agreement dated as of April 8,
                  1998, among Maxtor Receivables Corporation, Registrant,
                  Corporate Receivables Corporation, Citicorp North America
                  and Bankers Trust Company.+
     10.46        Intercompany Loan Agreement dated as of April 10, 1998,
                  between Hyundai Electronics America and Registrant.+
     10.47        Credit Agreement between Bank of America and Registrant
                  dated December 26, 1996.+
     10.48        Employment Agreement between K.H. Teh and Registrant, dated
                  March 23, 1997.**+
     10.49        Lease Agreement between Milpitas Oak Creek Delaware, Inc.
                  and Registrant dated as of February 23, 1998.+
     10.50        Sublease Agreement, dated as of April 1, 1998, between
                  Registrant and Sony Electronics, Inc.++
     10.51        Business Agreement dated as of April 30, 1998, between
                  Registrant and Texas Instruments Incorporated.*
     10.52        Volume Purchase Agreement dated as of January 1, 1998,
                  between Registrant and Lucent Technologies, Inc.*
     10.53        Land Lease between Housing Development Board and Maxtor
                  Singapore Limited dated as of March 28, 1991.+
     10.54        R/3 Software End-User Value License Agreement between SAP
                  Korea Ltd. and Hyundai Information Technology Co. Ltd. dated as of June 30, 1996.+
     10.55        Sublicense Agreement between Hyundai Electronics Industries
                  Co., Ltd., and Maxtor Corporation dated as of January 1,
                  1996.+
     10.56        Tax Allocation Agreement dated as of July 21, 1995 among
                  Hyundai Electronics America, registrant and certain other
                  subsidiaries.+
     10.57 (8)    Agreement and Plan of Merger dated November 2, 1995 between
                  Registrant, Hyundai Electronics America and Hyundai
                  Acquisition, Inc.
     10.58        Tax Indemnification Agreement and Amendment to Tax
                  Allocation Agreement dated           , 1998.++
     10.59        Indemnity Agreement between HEI and Registrant dated
                            , 1998.++
     10.60        License Agreement between Registrant and HEI dated
                            , 1998.++
     10.61 (3)    Stock Purchase Agreement between Registrant and Hyundai
                  Electronics Industries Co., Ltd., Hyundai Heavy Industries
                  Co., Ltd., Hyundai Corporation, and Hyundai Merchant Marine
                  Co., Ltd., dated September 10, 1993.
     10.62        Purchase Agreement between Registrant and MMC.++
     10.63        1998 Restricted 1998 Stock Plan.++**
     10.64        Form of Change of Control Agreement.++**
     10.65        Amended and Restated 1996 Stock Option Plan.++**
     21.1         Subsidiaries of Registrant+
     23.1         Consent of Coopers & Lybrand L.L.P., Independent
                  Accountants.+
     23.2         Consent of Ernst & Young LLP, Independent Auditors.+
     23.3         Consent of Gray Cary Ware & Freidenrich, LLP.+

     EXHIBIT
     NUMBER                         DESCRIPTION OF DOCUMENT
     -------                        -----------------------
     24.1         Power of Attorney (included on signature page).+
     27.1         Financial Data Schedule (EDGAR filed version only).+


---------------


  * This Exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.


 **  Management contract, or compensatory plan or arrangement

  +  Previously filed.

 ++  To be filed by amendment.

 (1) Incorporated by reference to exhibits to Annual Report on Form 10-K effective June 25, 1992.

 (2) Incorporated by reference to exhibits of Form 8-K filed January 8, 1993

 (3) Incorporated by reference to exhibits to Annual Report on Form 10-K effective May 27, 1993

 (4) [Incorporated by reference to exhibits of Form 10-Q filed February 7, 1994]

 (5) Incorporated by reference to exhibits of Form 10-Q filed February 7, 1995

 (6) Incorporated by reference to exhibits to Annual Report on Form 10-K effective June 23, 1995

 (7) Incorporated by reference to exhibits of Form 10-Q filed August 14, 1995

 (8) Incorporated by reference to exhibit III of Schedule 14D-9 filed November 9, 1995

 (9) Incorporated by reference to exhibits of Form 10-Q filed November 14, 1996

(10) Incorporated by reference to exhibits of Form 10-Q filed February 14, 1996

(11) Incorporated by reference to exhibits of Form 8-K filed June 28, 1996

(12) Incorporated by reference to exhibits of Form 10-K filed July 1, 1996

(13) Incorporated by reference to exhibits of Form 10-Q filed August 13, 1996

(14) Incorporated by reference to exhibits of Form 8-K filed September 13, 1996

(15) Incorporated by reference to exhibits of Form 10-K filed March 26, 1997

(16) Incorporated by reference to exhibits of Form 10-Q filed May 12, 1997

(17) Incorporated by reference to exhibits of Form 10-K filed April 10, 1998